As filed with the U.S. Securities and Exchange Commission on September 29, 2026.

Registration No. 333-297580

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HNO International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1000	20-2781289
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

____________________________

41558 Eastman Drive, Suite B

Murrieta, California 92562

(951) 305-8872

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880,

Reno, Nevada, 89501

(775) 322-0626

(Names, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

With copies to:

Brian Higley, Esq.

Business Legal Advisors, LLC

14888 Auburn Sky Drive

Draper, Utah 84020

(801) 634-1984

Approximate date of commencement of proposed sale to the public: Not applicable. The offering under the Registration Statement has been terminated.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

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DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (File No. 333-297580) of HNO International, Inc. (the “Company”), originally filed with the Securities and Exchange Commission on July 20, 2026, as subsequently amended (the “Registration Statement”).

The Company has terminated all offerings of securities pursuant to the Registration Statement.

In accordance with the undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities being registered that remain unsold at the termination of the offering, the Company hereby removes from registration, upon effectiveness of this Post-Effective Amendment, all securities registered pursuant to the Registration Statement that remain unsold or otherwise unissued as of the date hereof.

Accordingly, upon effectiveness of this Post-Effective Amendment, all securities remaining unsold or otherwise unissued under the Registration Statement will be deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murrieta, State of California, on September 29, 2026.

HNO INTERNATIONAL, INC.

By: /s/ Donald Owens Name: Donald Owens Title: Chief Executive Officer, President, and Chairman of the Board (Principal Executive Officer)

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.

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